Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

DRG&L
Anne Pearson, Senior Vice President
FOR IMMEDIATE RELEASE		(210) 408-6321, apearson@drg-l.com

Susser Holdings to List on the New York Stock Exchange
Retains Stock Symbol SUSS
CORPUS CHRISTI, Texas, December 6, 2012 - Susser Holdings Corporation (NASDAQ: SUSS) announced that it has received authorization from the New York Stock Exchange (NYSE) to transfer the listing of its common stock to the NYSE from the NASDAQ Global Select Market (NASDAQ).
The Company expects its common stock to begin trading on the NYSE on Friday, December 21, under its current ticker symbol, SUSS, and it will celebrate the transfer of its listing by ringing the opening bell at the New York Stock Exchange that morning.
“We are very pleased to join other strong, growing retail and energy companies trading on the New York Stock Exchange,” said Sam L. Susser, Susser Holdings President and Chief Executive Officer. “Given our exceptional operating results in recent years, the accelerated expansion of our convenience store business, the increased float and the growing institutional participation in our stock, we believe the time is right to make this transition to the world's largest stock exchange.
“We were pleased with the success of our September initial public offering on the NYSE of Susser Petroleum Partners LP, our wholesale fuel business, whose common units are traded under the symbol SUSP. As we continue to grow both companies, we look forward to the support and visibility that listing on the NYSE will provide for our current and future investors,” Susser said.
“We are delighted to welcome Susser Holdings, a third-generation family led business, to our NYSE family,” said Scott Cutler, Executive Vice President and head of Global Listings, NYSE Euronext. “The company's entrepreneurial spirit, leadership continuity and commitment to customers, quality and service have produced an incredible growth and success story. We're very proud to partner with Susser and its shareholders, and to add another great enterprise from Texas, which is home to more NYSE-listed companies than any other state in the nation.”

Susser Holdings Corporation is a third-generation family led business based in Corpus Christi, Texas that operates over 550 convenience stores in Texas, New Mexico and Oklahoma under the Stripes® banner. Restaurant service is available in more than 340 of its stores, primarily under the proprietary Laredo Taco Company® brand. Susser Holdings also is majority owner and owns the general partner of Susser Petroleum Partners LP, which distributes over 1.4 billion gallons of motor fuel annually to Stripes® stores, independently operated consignment locations, convenience stores and retail fuel outlets operated by independent operators and other commercial customers in Texas, New Mexico, Oklahoma and Louisiana.

Forward-Looking Statements
This news release contains “forward-looking statements.” These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors; volatility in crude oil and wholesale petroleum costs; increasing consumer preferences for alternative motor fuels, or improvements in fuel efficiency; intense competition and fragmentation in the wholesale motor fuel distribution industry; the operation of our retail stores in close proximity to stores of our dealers; seasonal trends in the industries in which we operate; severe or unfavorable weather conditions; cross-border risks associated with the concentration of our stores in markets bordering Mexico; inability to build or acquire and successfully integrate new stores; our ability to comply with federal and state regulations including those related to environmental matters, the sale of alcohol and cigarettes and employment laws and health benefits; dangers inherent in storing and transporting motor fuel; pending or future consumer or other litigation; wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking; litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; dependence on two principal suppliers for merchandise and two principal suppliers for motor fuel; dependence on suppliers for credit terms; dependence on senior management and the ability to attract qualified employees; acts of war and terrorism; risks relating to our substantial indebtedness and dependence on our subsidiaries for cash flow generation; dependence on our information technology systems; changes in accounting standards, policies or estimates; impairment of goodwill or indefinite lived assets; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company's annual report on Form 10-K for the year ended January 1, 2012 and subsequent quarterly filings. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.